PERFORMANCE GUARANTEE AGREEMENT

         This PERFORMANCE GUARANTEE AGREEMENT is entered into as of this 1st day of January, 1995 by and between the VIRGINIA RACING COMMISSION, a Commission of the Commonwealth of Virginia, ("Commission") and COLONIAL DOWNS, L.P., a Virqinia limited partnership ("Colonial Downs")

RECITALS

         WHEREAS, Pursuant to its "Case Decision Regardinq Licensure for the Ownership and Operation of a Horse Racing Facility" of October, 1994 (the "Award"), the Commission awarded to Colonial Downs, an owner's license and to Stansley Racing Corp., a Virginia corporation ("Stansley Racing"), an operator's license to, respectively, own and operate a horse racing facility (sometimes, the "Track") in New Kent County, Virginia; and

         WHEREAS, paragraph 109 of the Award obliges Colonial Downs to:

               . . . furnish, not later than January 1, 1995, a performance guarantee of not less than one million dollars ($1,000,000) in form and manner acceptable to the Commission, upon the occurrence of any of the following:

         a. Failure to construct, complete and open for the racing the facilities by December 1, 1995.

         b. Failure to construct, complete and open for racing the outer turf course by June 1, 1997.

         Forfeiture shall not be required if the occurrences 1 subparagraphs a. or b. above result solely from an act of God, act of war, terrorism or other force majeure, which cause is beyond the control of the licensee;

         WHEREAS, the Virginia Jockey Club, a rejected applicant for an owner's and operator's license, has appealed (the "Appeal") the Award, and such Appeal is pending; and

         WHEREAS, the parties desire by this Agreement to establish the terms and conditions pursuant to which the Commission shall be entitled to draw, as liquidated damages, monies from the performance guarantee Sum, as such term is defined herein.

AGREEMENT:

         NOW THEREFORE, in consideration of the Award, the above recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Colonial Downs and the Commission agree as follows:


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A.       The Guarantee

         Colonial Downs is held and firmly bound unto the Commission in the sum of ONE MILLION AND NO/100 Dollars ($1,000,000.00) (the "Sum") as its performance guarantee, from which liquidated damages shall be paid, as provided herein, to the Commission upon the occurrence of any of the followinq:

         1. Failure to construct, complete and open the Track for racing, consistent with the architectural drawings approved by the Commission, within fourteen (14) months of the date that the Appeal (or other attempted appeals or appeals which may be filed) of the Award are finally concluded by an unappealable decision, or are settled, or upon the expiration of all applicable time periods for filing an appeal or further appeal (such date shall be referred to as the Appeal Conclusion Date"); or

         2. Failure to construct, complete and open the outer turf course, with such modifications as may be approved by the Commission in its sole discretion (the "Turf Course"), for racing within thirty-two (32) months of the Appeal Conclusion Date.

         The occurrence of the events described in subparagraphs 1 or 2 above shall constitute a "Default" hereunder, except as otherwise provided in Section C herein.

B.       Liquidated Damaqes

         The parties agree that time is of the essence with regard to opening the Track and the Turf Course for racing and Colonial Downs acknowledges that its failure to complete the Track and the Turf Course within the time periods set forth herein will result in significant damages to the Commonwealth of Virginia, including but not limited to lost tax revenues and fees. Colonial Downs' acknowledges further that such damages are difficult to determine, but are nonetheless real. Accordingly, for each day after the deadlines specified in Section A above, and subject to the allowable delays specified in Section C hereof, that Colonial Downs fails to complete and open the Track or the Turf Course, as the case may be, for racing, the Commission shall be entitled to a payment of $5,000 per day, up to an aggregate amount equal to the Sum, as liquidated damages. Colonial Downs agrees that such per day liquidated damages are reasonable, and not a penalty, based upon the facts and circumstances as of the date hereof with due regard to future expectations. Colonial Downs hereby expressly waives, and releases the Commission from, all claims and defenses to the effect that the liquidated damages are unreasonable, are a penalty, or constitute anything other than a reasonable, bargained for determination of liquidated damages.

C.       Allowable Delays.

         1. A Default shall not be deemed to have occurred and payment of liquidated damages shall not be required if the delays specified in Subparagraphs 1 or 2 of Section A of this Agreement, or either of them, occur solely as a result of the following cause or causes,


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


individually or in combination, and such cause or causes are beyond the ability of Colonial Downs to overcome through the exercise of reasonable diligence:

         a.       Acts of God;

         b. Delay caused by acts or neglect of the Commission or the Commonwealth in issuing required permits or other administrative approvals regarding Colonial Downs' facility;

         c.       Acts of war or terrorism;

         d.       Strikes or labor disputes affecting the Track or Turf Course:

         e. Materially adverse weather conditions at the Track Site not reasonably anticipated;

         f.       Fire or other unavoidable casualties at the Track Site;

         g. Colonial Downs' inability to obtain materials or unavailability of specified materials where there are no reasonable substitutes available or no alternative methods or means available of obtaining such materials on a timely basis;

         h. Construction delays caused by subsurface or otherwise concealed physical conditions at the Track site differing materially from those indicated in the plans and specifications, or from those originally encountered, which were not ascertainable by Colonial Downs prior to the Award;

         i. Delays authorized or consented to in writing by the Commission, which authorization or consent is in the Commission's sole, unfettered discretion to grant or deny;

         j. Delays attributable to legal actions initiated by Colonial Downs to require Delmarva Properties, Inc. or Chesapeake Forest Products, Co. to deliver the real estate for the Track to Colonial Downs following the Appeal Conclusion Date, provided that Colonial Downs has taken all actions reasonably available to it, including the filing and aggressive prosecution of legal action, to compel Delmarva Properties or Chesapeake Forest Products, Co. to deliver such real estate sufficiently in advance of the time periods set forth in Section A of this Performance Guarantee Agreement to allow Colonial Downs to comply with such time periods;

         k. Delays caused solely by the failure of any governmental agency, department, or organization to timely issue building permits or other construction-related permits that could not be secured prior to the date hereof or to timely perform inspections that cannot be completed prior to construction on matters necessary for the proper

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

                  execution and completion of the work necessary to build or complete the Track or Turf Course, provided that Colonial Downs has taken all actions reasonably available to it, including the filing and aggressive prosecution of legal action, to compel such agencies, departments, or organizations to issue such permits and to timely perform such inspections sufficiently in advance of the time periods set forth in Section A of this Performance Guarantee Agreement to allow Colonial Downs to comply with such time periods;

         1. Delays caused solely by the failure of the Commonwealth of Virginia, New Kent County, Virginia, Virginia Power, or Chesapeake Corporation and its subsidiaries to construct, complete, and/or maintain facilities ancillary to the Track (such as roads or other related infrastructure) which are necessary for Colonial Downs or Stansley Racing to fulfill their respective obligations under the Award, provided that Colonial Downs has taken all actions reasonably available to it, including the filing and aggressive prosecution of legal action, to compel such entities to construct, complete and/or maintain such facilities sufficiently in advance of the time periods set forth in Section A of this Performance Guarantee Agreement to allow Colonial Downs to comply with such time periods.

         The deadlines specified in Section A of this Agreement shall be suspended for each day that a delay specified in this Section C occurs and continues, provided that Colonial Downs exercises all reasonable diligence during such time to overcome the delay.

         2. Colonial Downs' claim, if any, for a suspension of the deadline for the reasons set forth in this Section C must be made in writing to the Commission not more than five days after Colonial Downs has notice of the delay (the "Initial Claim"). Thereafter, Colonial Downs must submit a report (the "Initial Report") providing full details and supporting documentation with regard to the cause of the delay within 15 days of the Initial Claim to the Commission. If either the Initial Claim or the Initial Report is not filed with the Commission in writing within the time periods specified, the claim for delay shall be waived. If the cause for the delay is a continuing one, then only one claim is necessary, provided that Colonial Downs shall provide the Commission with written reports regarding the status of the delay and all efforts being made to overcome the delay every seven days following the Initial Report. Colonial Downs' Initial Report and all subsequent reports shall include an estimate of the probable effect of the delay on the progress of the work and the projected schedule for opening the Track and the Turf Course.

D.       Form of the Performance Guarantee

         1. Letters of Credit. The Sum shall be in the form of two irrevocable letters of credit (the "Irrevocable Letters of Credit") in favor of the Commission, drawn on banks acceptable to the Commission. Copies of the Irrevocable Letters of Credit are attached hereto as Exhibit A.

         2. Drawinq on the Sums. Pursuant to the terms hereof, the Commission shall be entitled to draw upon the Irrevocable Letters of Credit as liquidated damages upon the occurrence

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


or continuance of a Default, after accounting for allowable delays under Section C hereof, and the giving of five days prior written notice to Colonial Downs of the Commission's intention to draw down such amounts. Five days after giving such notice, and provided that Colonial Downs has not delivered a written objection to the Commission and the issuers of said letters of credit during such period, the Commission shall be entitled to recover such liquidated damages by drawing the amount thereof from the Irrevocable Letters of Credit in such order and in such manner as the Commission in its sole discretion shall decide, including but not limited to drawing such liquidated damages from time to time as any Default continues, or in one lump sum upon completion of the Track and the Turf Course after any such Default. If Colonial Downs objects to the Commission's intention to draw down such amounts, the parties shall meet within ten (10) days of the date of such objection to resolve their differences In the event the parties are unable to resolve their differences within such ten-day period, the Commission may draw down the liquidated damages from the letters of credit for each day of the claimed delay as provided herein, and in the event Colonial Downs provides written notice of its intention to file a declaratory judgment action regarding the dispute, the Commission shall hold such funds in escrow for ten days or until there is a final resolution of such action, whichever occurs later.

E.       Miscellaneous

         1. Disputes. In the event an action is filed to construe, interpret or enforce this Agreement or any provision or section thereof, or to declare the parties' rights and/or obligations hereunder, including but not limited to an action to determine whether the Track is properly complete and open for racing, an action to determine whether a basis of delay claimed by Colonial Downs constitutes an allowable delay and as set forth in Section C hereof, or an action to determine whether the Commission may properly draw down the Irrevocable Letters of Credit as provided in Section D hereof and to the extent the Commission substantially prevails in such action, the Commission shall be entitled to reimbursement of its attorney's fees and costs from Colonial Downs, which amount shall be in excess of and in addition to the Sum.

         2. Definitions. The terms of this Performance Guarantee shall have the definitions ascribed to them in the Award, except for those terms specifically defined herein.

         3. Award Rescinded. If, as a result of any appeal of the Award, the Award is overturned or rescinded by a court or by the Commission at the direction of a court such that the licenses granted by the Award shall no longer be held by Colonial Downs or Stansley Racing, as the case may be, this Performance Guarantee shall thereupon automatically become null and void and the Sum and any collateral on deposit with the Commission in respect of the Sum shall thereupon be returned promptly to Colonial Downs.

         4. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, which shall remain in full force and effect.

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


         5. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof.

         6. Entire Agreement/Modification. This Agreement constitutes the entire agreement between the parties relating to the Performance Guarantee as required by Paragraph 109 of the Award and sets forth in their entirety the obligations and duties of the parties with respect thereto. This Agreement may not be modified unless the modification is set forth in writing signed by all parties hereto.

         7. Binding Effect. All of the terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Commission and Colonial Downs.

         8. Execution and Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one in the same Agreement.

         9. Full Authority. Each signatory hereto warrants, represents and agrees that such signatory has all necessary authority to agree and enter into this Agreement.

         WITNESS the following signatures:

                                            COLONIAL DOWNS, L.P.,
                                            a Virginia limited partnership

                                            By:  Stansley Management Corp.,
                                                 its general partner


                                            By:  /s/ Arnold W. Stansley
                                                 ----------------------
                                                 Arnold W. Stansley, President

         Receipt of the sum is hereby acknowledged and the terms of the above Performance Guarantee are hereby approved and agreed to.

                                            VIRGINIA RACING COMMISSION



                                            By:  /s/ John H. Shenefield
                                                 ----------------------
                                            Name:
                                            Title:

                                    EXHIBIT A
                            Form of Letter of Credit

                           Citizens and Farmers Bank

                      IRREVOCABLE STANDBY LETTER OF CREDIT


BENEFICIARY:                                  DATE:  DECEMBER 30, 1994
VIRGINIA RACING COMMISSION
 P. O. BOX 1123
 RICHMOND, VA 23208                           AMOUNT:  $500.000.00 U.S.

                                              LETTER OF CREDIT NUMBER:  95.01

APPLICANT:
STANSLEY MANAGEMENT CORP.                     EXPIRATION DATE:
A VIRGINIA LIMITED PARTNERSHIP                DECEMBER 30, 1995
GENERAL PARTNER OF                            2:00 P.M. EST
COLONIAL DOWNS, L.P.
A VIRGINIA LIMITED PARTNERSHIP

DEAR LADY AND GENTLEMEN:

WE HEREBY AUTHORIZE THE VIRGINA RACING COMMISSION ("VRC") TO DRAW ON US FOR THE ACCOUNT OF STANSLEY MANAGEMENT CORP. AND/OR COLONIAL DOWNS, L.P., UP TO AN AGGREGATE AMOUNT OF FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00), AVAILABLE BY YOUR DRAFTS AT SIGHT ACCOMPANIED BY CERTIFICATION OF VRS THAT COLONIAL DOWNS, L.P. IS IN DEFAULT AS DEFINED IN THE PERFORMANCE GUARANTEE BETWEEN COLONIAL DOWNS, L.P. AND THE VRC DATED AS OF DECEMBER 30, 1994, AND THAT SUCH DEFAULT HAS NOT BEEN CURED WIT1HIN FIVE (5) DAYS OF WRITTEN NOTICE OF SUCH DEFAULT TO COLONIAL DOWNS, L.P. THIS LETTER OF CREDIT IS IRREVOCABLE AND UNCONDITIONAL.

THIS LETTER OF CREDIT WILL BECOME OPERATIVE DECEMBER 30, 1994.

WE HEREBY FURTHER AGREE THAT:

A. DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE HONORED IF PRESENTED AT OUR OFFICE LOCATED AT EIGHTH AND MAIN STREETS, WEST POINT, VIRGINIA 23181, ON OR BEFORE DECEMBER 30, 1995 AT 2:00 P.M.

B. FUNDS AVAILABLE UNDER THIS LETTER OF CREDIT SHALL BE PAID BY US IN SUCH AMOUNTS AND AT SUCH TIMES AS DETERMINED BY THE VRC,

         PROVIDED THAT THE AMOUNT DRAWN SHALL NOT EXCEED THE AGGREGATE AMOUNT SPECIFIED HEREIN. CHECKS WILL BE MADE PAYABLE TO "VIRGINlA RACING COMMISSION".

C. WE SHALL HAVE NO RIGHT, DUTY, OBLIGATION, OR RESPONSIBILITY TO EVALUATE THE PERFORMANCE OR NONPERFORMANCE OF THE UNDERLYING PERFORMANCE GUARANTEE BETWEEN COLONIAL DOWNS, L.P. AND VRC.

D. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE SUCCEEDED BY UP TO FOUR (4) SUCCESSIVE TWELVE (12) MONTH LETTERS OF CREDIT, ISSUED UPON THE SAME TERMS AND CONDITIONS, UNLESS TEN (10) DAYS PRIOR TO THE EXPIRATION DATE, WE NOTIFY VRC IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD.

E. UPON RECEIPT BY YOU OF SUCH NOTICE OF NONRENEWAL OR IN THE EVENT OF A DEFAULT, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFTS ON US, AT SIGHT, ACCOMPANIED BY YOUR WRITTEN CERTIFICATION THAT YOU HAVE NOT RELEASED LIABILITY UNDER THE AFORESAID PERFORMANCE GUARANTEE AND THAT COLONIAL DOWNS, L.P. IS IN DEFAULT UDDER THE TERMS OF THE PERFORMANCE GUARANTEE (CITING THE INCIDENT OF DEFAULT) OR THAT THE FAILURE TO ISSUE A SUCCESSIVE LETTER OF CREDIT WILL CONSTITUTE A DEFAULT UNDER THE TERMS OF THE PERFORMANCE GUARANTEE.

F. EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, IN EFFECT ON THE DATE OF ISSUANCE. THE AMOUNT OF ANY DRAFT DRAWN HEREUNDER MUST BE ENDORSED ON THE REVERSE SIDE HEREOF. ALL DRAFTS MUST BE MARKED "DRAWN UNDER CITIZENS AND FARMERS BANK LETTER OF CREDIT NUMBER 95.01 DATED DECEMBER 30, 1994., AND BE ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT.

                                          SINCERELY,

                                          CITIZENS AND FARMS BANK,


                                          By: _________________________________
                                              Gari B. Sullivan
                                              Senior Vice President

NATIONAL CITY BANK

IRREVOCABLE STANDBY LETTER
OF CREDIT NUMBER NC 5758
DATE OF ISSUE:  DECEMBER 30, 1994           EXPIRATION DATE: 12/31/95
AMOUNT:  USD500,000.00                                       2:00 P.M. EST

BENEFICIARY:
VIRGINIA RACING COMMISSION
P. O. BOX 1123
RICHMOND, VA  23208

APPLICANT:
STANSLEY MANAGEMENT CORP., GENERAL PARTNER OF COLONIAL DOWNS, L.P.

GENTLEMEN:

WE HEREBY AUTHORIZED THE VIRGINIA RACING COMMISSION ("VRC") TO DRAW ON US FOR THE ACCOUNT OF STANSLEY MANAGEMENT CORP., GENERAL PARTNER OF COLONIAL DOWNS, L.P. UP TO AN AGGREGATE AMOUNT OF FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (USD500,000.00), AVAILABLE BY YOUR DRAFTS DRAWN AT SIGHT ON NATIONAL CITY BANK, NORTHWEST ACCOMPANIED BY THE CERTIFICATION OF VRC FINDING THAT COLONIAL DOWNS, L.P. IS IN DEFAULT AS DEFINED IN THE PERFORMANCE GUARANTEE BETWEEN COLONIAL DOWNS, L.P. AND THE VRC DATED AS OF DECEMBER 30, 1994, AND THAT SUCH DEFAULT HAS NOT BEEN CURED WITHIN FIVE (5) DAYS FOLLOWING RECEIPT OF WRITTEN NOTICE BY VRC OF SUCH DEFAULT TO COLONIAL DOWNS, L.P. THIS LETTER OF CREDIT IS IRREVOCABLE AND UNCONDITIONAL.

THIS LETTER OF CREDIT WILL BECOME OPERATIVE DECEMBER 30, 1994.

WE HEREBY FURTHER AGREE THAT:

A. DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE HONORED IF PRESENTED AT OUR OFFICE LOCATED AT OUR OFFICE AT 405 MADISON AVENUE, TOLEDO, OHIO 43604 ON OR BEFORE DECEMBER 31, 1995 AT 2:00 P.M.

B. FUNDS AVAILABLE UNDER THIS LETTER OF CREDIT SHALL BE PAID BY US IN SUCH AMOUNTS AND AT SUCH TIMES AS DETERMINED BY THE VRC, PROVIDED THAT THE AMOUNT DRAWN SHALL NOT EXCEED THE AGGREGATE AMOUNT SPECIFIED HEREIN. CHECKS WILL BE MADE PAYABLE TO "VIRGINlA RACING COMMISSION".

C. WE SHALL HAVE NO RIGHT, DUTY, OBLIGATION, OR RESPONSIBILITY TO EVALUATE THE PERFORMANCE OR NONPERFORMANCE OF THE UNDERLYING PERFORMANCE GUARANTEE BETWEEN COLONIAL DOWNS, L.P. AND VRC.

D. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE SUCCEEDED BY UP TO FOUR (4) SUCCESSIVE TWELVE (12) MONTH LETTERS OF CREDIT, ISSUED UPON THE SAME TERMS AND CONDITIONS, UNLESS TEN (10) DAYS PRIOR TO THE EXPIRATION DATE, WE NOTIFY VRC IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD.

E UPON RECEIPT BY YOU OF SUCH NOTICE OF NONRENEWAL OR IN THE EVENT OF A DEFAULT, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFTS ON US, AT SIGHT, ACCOMPANIED BY YOUR WRITTEN CERTIFICATION THAT YOU HAVE NOT RELEASED LIABILITY UNDER THE AFORESAID PERFORMANCE GUARANTEE AND THAT COLONIAL DOWNS, L P. IS IN DEFAULT UDDER THE TERMS OF THE PERFORMANCE GUARANTEE (CITING THE INCIDENT OF DEFAULT) OR THAT THE FAILURE TO ISSUE A SUCCESSIVE LETTER OF CREDIT WILL CONSTITUTE A DEFAULT UNDER THE TERMS OF THE PERFORMANCE GUARANTEE.

F. EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, IN EFFECT ON THE DATE OF ISSUANCE. THE AMOUNT OF ANY DRAFT DRAWN HEREUNDER MUST BE ENDORSED ON THE REVERSE SIDE HEREOF. ALL DRAFTS MUST BE MARKED "DRAWN UNDER CITIZENS AND FARMERS BANK LETTER OF CREDIT NUMBER 95.01 DATED DECEMBER 30, 1994., AND BE ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT.

                                          REGARDS,

                                          NATIONAL CITY BANK, NORTHWEST


                                          By: ________________________________
                                              Todd D. Meyers
                                              Vice President